UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, Harvey Sperry, a director of Hampshire Group, Limited (the “Company”), informed the board of directors of the Company (the “Board”) that he did not intend to stand for re-election to the Board at the Company’s 2010 annual meeting of stockholders. In connection with Mr. Sperry’s announcement, Mr. Sperry resigned as chairman of the Board and chairman of the Board’s Nominating Committee. The Board elected Richard Mandell as chairman of the Board and Peter Woodward as chairman of the Nominating Committee.

Item 8.01.	Other Events.

On March 2, 2010, the Company issued a press release announcing, among other things, the matters described in Item 5.02 of this Current Report. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1 Hampshire Group, Limited press release, dated March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By    /s/ Heath L. Golden

Name: Heath L. Golden

Title: President and CEO

Dated: March 3, 2010